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                          Independent Auditors' Consent


The Board of Directors
Southern Community Financial Corporation and Subsidiaries:


We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.


/s/ Dixon Odom PLLC

Sanford, North Carolina
October 21, 2003